SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement
[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[   ] Definitive Information Statement

TS ELECTRONICS, INC.
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies: Common Stock
2) Aggregate number of securities to which transaction applies: 30,000,000
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): $.001 par value
4) Proposed maximum aggregate value of transaction: N/A
5) Total fee paid: N/A

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:
2) Form, Schedule or Registration Statement No.:
3) Filing Party:
4) Date Filed:

TS ELECTRONICS, INC.
3 Pennsylvania Lane, Parsippany, NJ 07054

INFORMATION STATEMENT
January ___, 2006

The Board of Directors believes that it is advisable and in the best interests of TS Electronics, Inc., a Delaware corporation (the "Company") to amend and restate the Company's Certificate of Incorporation in order to:

(i) change the name of the Company to China Pharma Holdings, Inc., in order to reflect its new business of manufacturing and marketing of pharmaceutical products;

(ii) increase its number of authorized shares of common stock from 30,000,000, par value $0.001 per share to 100,000,000 shares, par value $0.001 per share;

(iii) grant the board of directors of the Company with authority to effect a reverse stock split on the basis of 2.893588 for 1 and;

(iv) elect two additional directors to the board thereby increasing the number from one (1) to three (3) and fixing it thereat.

This notice and information statement is being first sent to stockholders on or about January ___, 2006. The Company anticipates that the amendment will become effective on or about February ___, 2006, twenty (20) days after mailing.

This notice and information statement shall serve as written notice to stockholders of the Company required under Section 228(e) of the Delaware General Corporation Law (the "DGCL").

WE ARE NOT ASKING YOU FOR A PROXY AND YOU
ARE REQUESTED NOT TO SEND US A PROXY.

To Our Stockholders:

This notice and information statement is being mailed or otherwise furnished to stockholders of the Company in connection with the prior receipt by the Board of Directors of approval by written consent of the holders of a majority of the Company's common stock of a proposal (the "Proposal") to approve the following amendments to the Company's Certificate of Incorporation (the "Amendments"):

(i) change the name of the Company to China Pharma Holdings, Inc., in order to reflect its new business of manufacturing and marketing of pharmaceutical products;

(ii) increase its number of authorized shares of common stock from 30,000,000, par value $0.001 per share to 100,000,000 shares, par value $0.001 per share;

(iii) grant the board of directors of the Company with authority to effect a reverse stock split on the basis of 2.893588 for 1 and;

CHINA PHARMA HOLDINGS INC PRELIM2 14c (3) (2)

(iv) elect two additional directors to the board thereby increasing the number from one (1) to three (3) and fixing it thereat.

The record date for determining stockholders entitled to receive this Information Statement has been established as the close of business on January 15, 2006 (the "Record Date"). This Information Statement will be first mailed on or about February ___, 2006 to stockholders of record at the close of business on the Record Date. As of the Record Date, there were outstanding 30,000,000 shares of the Company's common stock. The holders of all outstanding shares of common stock are entitled to one vote per share of common stock registered in their names on the books of the Company at the close of business on the Record Date.

An amendment to the Certificate of Incorporation requires a majority of the votes cast either at the annual meeting or by written consent. One stockholder, Heung Mei Tsui, owning approximately 68.5% of the outstanding voting securities of the Company voted for the Amendments in a written consent, dated January 20, 2006, attached hereto as Exhibit A. Our Board of Directors has unanimously approved the Amendments. Accordingly, the Company is not soliciting your vote and you are requested not to send a proxy.

The amendment of the Certificate of Incorporation (the "Certificate of Amendment") will become effective by filing the amendment with the Delaware Secretary of State, a form of which is attached hereto as Exhibit B. Under federal securities laws, the Company cannot file the Certificate of Amendment until at least 20 days after the mailing of this Information Statement. Once the Company files the Certificate of Amendment, in addition to other changes pursuant to the Amendments, the Company will have 100,000,000 authorized shares of common stock and its name change will be effective.

GENERAL

The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's common stock.

The Company will only deliver one Information Statement to multiple holders of our common stock sharing an address unless it has received contrary instructions from such holders.

Upon written or oral request, the Company will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any holder or holders sharing an address to which multiple copies are now delivered. You should direct any such requests to the following address:

3 Pennsylvania Lane
Parsippany, NJ 07054

CHINA PHARMA HOLDINGS INC PRELIM3 14c (3) (2)

NAME CHANGE OF THE COMPANY

The Board of Directors has determined that it would be in the best interests of the Company to change the name of the Company from TS Electronics, Inc. to China Pharma Holdings, Inc. to reflect its current business of manufacturing and marketing pharmaceutical products currently sold in the People's Republic of China.

On October 19, 2005, the Company executed a Securities Exchange Agreement (the "Agreement") with Onny Investment Ltd., a corporation organized under the laws of the British Virgin Islands ("Onny"), and the stockholders of Onny (the "Onny Stockholders"), which provided that TS Electronics, Inc. ("TSET") acquire all of the issued and outstanding shares of Onny from Onny Stockholders in exchange for 27,499,940 shares of TSET's common stock (the "Exchange Transaction"). The Exchange Transaction closed on October 19, 2005. Pursuant to the Exchange Transaction, the Company desires to change its name to reflect the change in its business purpose to manufacturing and marketing of pharmaceutical products.

INCREASE OF AUTHORIZED SHARES

The Board of Directors has determined that that it would be in the best interests of the Company to increase its authorized shares of common stock from 30,000,000 to 100,000,000 to provide for the Company's future needs.

REVERSE STOCK SPLIT

The Board of Directors has determined that it would be in the best interests of the Company to conduct up to 2.893588 for 1 reverse split. The Board of Directors believes that the reverse stock split will adjust the capitalization to an optimal level given the current financial condition of the Company. The number of authorized shares of the Company remains unchanged.

ADDITION OF DIRECTORS TO BOARD

The Board of Directors has determined that that it would be in the best interests of the Company to amend and restate the Company's Certificate of Incorporation, to among other things, add two additional directors to the Board of Directors to assist in governing the affairs of the Company. Any vacancies which may occur during the year due to the addition of such directors may be filled by directors to serve for the remainder of their full term.

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Board of Directors has determined that that it would be in the best interests of the Company to amend and restate the Company's Certificate of Incorporation, to effect the above actions, i.e. change of name, increasing the number of authorized shares, granting the Board of Directors authority to effect the reverse stock split, and add two additional directors to the Board.

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CERTAIN QUESTIONS AND ANSWERS

Q: What am I being asked to approve?

A: You are not being asked to approve anything. This Information Statement is being provided to you solely for your information. Holders of voting control of a majority of the issued and outstanding common stock have voted in favor of amending the Company's Certificate of Incorporation to:

(i) change the name of the Company to China Pharma Holdings, Inc., in order to reflect its new business of manufacturing and marketing of pharmaceutical products;

(ii) increase its number of authorized shares of common stock from 30,000,000, par value $0.001 per share to 100,000,000 shares, par value $0.001 per share;

(iii) grant the board of directors of the Company with authority to effect a reverse stock split on the basis of 2.893588 for 1 and;

(iv) elect two additional directors to the board thereby increasing the number from one (1) to three (3) and fixing it thereat.

Q: Why is the Company filing this Information Statement?

A: The Company is filing this Information Statement to inform you that the holders of voting control of a majority of the issued and outstanding common stock of the Company have amended the Company's Certificate of Incorporation to:

(i) change the name of the Company to China Pharma Holdings, Inc., in order to reflect its new business of manufacturing and marketing of pharmaceutical products;

(ii) increase its number of authorized shares of common stock from 30,000,000, par value $0.001 per share to 100,000,000 shares, par value $0.001 per share;

(iii) grant the board of directors of the Company with authority to effect a reverse stock split on the basis of 2.893588 for 1 and;

(iv) elect two additional directors to the board thereby increasing the number from one (1) to three (3) and fixing it thereat.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

The Company has fixed the close of business on January 15, 2006 as the Record Date for the determination of the common stockholders entitled to notice of the actions by written consent.

At the Record Date, the Company had issued and outstanding 30,000,000 shares of common stock. The consenting stockholder held, as of the Record Date, voting control over 68.5% of the issued and outstanding shares of common stock.

This consent is therefore sufficient, without any further action, to provide the necessary stockholder approval for the name change, increasing the number of authorized shares, giving

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the Board of Directors the authority to effect a reverse stock split and add additional directors to the Board and to amend and restate the Certificate of Incorporation.

The consenting stockholder's name, affiliation with the Company and her beneficial holding is as follows:

Name	Affiliation	Shares Beneficially Held	Percentage

Heung Mei Tsui	Director	20,555,329	68.5%

PROPOSALS BY SECURITY HOLDERS

None.

DISSENTERS' RIGHTS OF APPROVAL

None.

DESCRIPTION OF SECURITIES

Our Certificate of Incorporation authorize us to issue up to 30,000,000 shares of common stock, par value of $0.001 and , all of which are issued and outstanding. Each share of common stock is entitled to one vote with respect to the election of any director or any other matter upon which stockholders are required or permitted to vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of the Company's common stock, as of the Record Date, by (i) each person or group of affiliated persons who management knows beneficially owned five percent or more of the Company's common stock; (ii) each of the Company's Directors; and (iii) all Directors and executive officers as a group.

Unless otherwise indicated in the footnotes to the table, the following individuals have sole voting and sole investment control with respect to the shares they beneficially own. The amount of shares owned by each stockholder in the following table was calculated pursuant to Rule 13d-3(d) of the Exchange Act. Under Rule 13d-3(d), shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable within 60 days of the Record Date are deemed outstanding for the purpose of calculating the number and percentage owned by each other person listed. The total number of outstanding shares of common stock at the Record Date was 30,000,000.

CHINA PHARMA HOLDINGS INC PRELIM6 14c (3) (2)

NAME AND ADDRESS OF BENEFICIAL OWNER (1)	AMOUNT OF	PERCENT
	BENEFICIAL	OF CLASS
	OWNERSHIP

Heung Mei Tsui, Director	20,555,329	68.5%

Zhilin Li, CEO and President	0	0%

Xinhua Wu, CFO	0	0%

Jian Yang, Secretary	0	0%

All officers and directors as a group (4 persons)	20,555,329	68.5%

(1) Unless otherwise stated, the addresses of all persons in the table is c/o 3 Pennsylvania Lane, Parsippany, NJ 07054.

VOTE REQUIRED FOR APPROVAL

Section 228 of the DGCL provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if stockholders owning at least a majority of the voting power sign the consent. Stockholders of the Company owning a majority of the voting power, equaling 68.5% of the Company's issued and outstanding voting common stock, have executed and approved (i) the name change, (ii) increasing the number of authorized shares, (iii) the reverse stock split, (iv) electing additional directors, and (v) amending and restating the Certificate of Incorporation (See the heading "Voting Securities and Principal Holders Thereof" above). No further votes are required or necessary to approve these amendments to the Certificate of Incorporation of the Company.

The securities that would have been entitled to vote if a meeting was required to be held to effect the change to the Board of Directors consist of issued and outstanding shares of the Company's $0.001 par value common voting stock outstanding on January 15, 2006, which was 30,000,000.

A copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended June 30, 2004 may be obtained by written request to: 3 Pennsylvania Lane, Parsippany, NJ 07054. Attention: Zhilin Li.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Heung Mei Tsui, director of TSET, is also director of Onny and received 20,555,329 shares of TSET's shares of common stock upon closing of the Exchange Transaction.

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ADDITIONAL INFORMATION

Additional information concerning the Company, including its annual and quarterly reports on Forms 10-KSB and 10-QSB, which have been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

Dated: January 25, 2006
By: TS Electronics, Inc.

/s/ Zhilin Li
Zhilin Li, CEO and President

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EXHIBIT A

TS ELECTRONICS, INC.

CONSENT BY A MAJORITY OF THE STOCKHOLDERS WITHOUT A MEETING

The undersigned, being the holders of a majority of the issued and outstanding common stock of TS ELECTRONICS, INC., a Delaware corporation (the "Corporation"), entitled to vote thereon, do hereby consent that a meeting of the stockholders of the Corporation be dispensed with, for the purposes hereof, and do hereby take the following actions by written consent, pursuant to the provisions of Section 228 of the General Corporation Law of the State of Delaware:

Adoption of the following preamble and resolutions:

Amended and Restated	WHEREAS, it is deemed to be in the best interests of the
Certificate of Incorporation	Corporation and its stockholders that the certificate of incorporation of the Corporation be amended and restated (the "Restated
Charter") to (i) change the name of the Corporation to China
Pharma Holdings, Inc., in order to reflect its new business of manufacturing and marketing of pharmaceutical products, (ii)
increase its number of authorized shares of common stock from
30,000,000, par value $0.001 per share to 100,000,000 shares, par value $0.001 per share, (iii) grant the board of directors of the
Corporation with authority to effect a reverse stock split on the basis of 2.893588 for 1 and (iv) elect two additional directors to the board thereby increasing the number from one (1) to three (3) and fixing it thereat.
NOW, THEREFORE, BE IT
RESOLVED, that the Corporation is hereby authorized to amend and restate its certificate of incorporation for the purpose of amending certain provisions more fully described in the foregoing preamble and restating the certificate in its entirety; and be it further

CHINA PHARMA HOLDINGS INC PRELIM9 14c (3) (2)

RESOLVED, that any officers of the Corporation be, and each
such officer hereby is, authorized and directed in the name and on behalf of the Corporation, to execute and deliver a Restated Charter and to file the same with the Secretary of State of the State of
Delaware, and to do all other things and take all other actions necessary or appropriate to effect the filing of the Restated Charter and transactions contemplated therein.
Number of Directors	RESOLVED, that the number of directors which the Corporation shall have be, and hereby is, increased from one (1) to three (3) and fixed thereat.
Election of Directors	RESOLVED, that Heung Mei Tsui, Zhilin Li and Xinhua Wu be,
and hereby are, elected as directors of the Corporation, to hold office until the next annual meeting or until their successors have been duly elected and have qualified, or until their earlier resignation, removal or death.

Dated: January 20, 2006

/s/ Heung Mei Tsui
Heung Mei Tsui
(20,555,329 voting common shares)

CHINA PHARMA HOLDINGS INC PRELIM10 14c (3) (2)

EXHIBIT B

State of Delaware
Certificate of Amendment of
Certificate of Incorporation of
TS Electronics, Inc.

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

First: That a board of directors of TS Electronics, Inc. resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and, because of time limitations, to be submitted to stockholders for their written consent in lieu of a meeting for consideration thereof. The resolutions setting forth the proposed amendments are as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "1" so that, as amended, said Article shall be and read as follows:

"1. The name of the corporation is China Pharma Holdings, Inc."

And Resolved Further, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "4" so that, as amended, said Article shall be and read as follows:

"4. The total number of shares of stock which the Corporation shall have the authority to issue is One Hundred Million (100,000,000) shares, all of which shares consist of voting Common Stock, One-Tenth of One Cent ($0.001) par value.

The Board of Directors of the Corporation shall have full authority, to the extent permitted by law, to adjust the capital stock of the Corporation, to effect stock split, to designate classes or series thereof and to determine whether all or any part of such Common Stock shall have voting powers, full or limited, or no voting powers and to determine such designations, and such powers, preferences, relative, participating or optional, or other special rights and the qualifications, limitations or restrictions thereof as the Board shall from time to time determine in duly adopted resolutions."

And Resolved Further, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "5" so that, as amended, said Article shall be and read as follows:

"5. The number of directors constituting the entire Board of Directors of the Corporation shall be not less than three nor more than nine, as authorized from time to time exclusively by a vote of a majority of the entire Board of Directors."

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Second: That thereafter, pursuant to resolution of its board of directors, in accordance with Section 228 of the General Corporation Law of the State of Delaware and by the written consent of stockholders in lieu of a meeting, the necessary number of shares as required by statute were obtained in favor of the amendments.

Third: That said amendments were duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendments.

By:/s/Zhilin Li
(Authorized Officer)
Name: Zhilin Li, President

CHINA PHARMA HOLDINGS INC PRELIM12 14c (3) (2)